Exhibit 10.29

AMENDMENT TWO TO

TERRITORIAL SAVINGS BANK

AMENDED AND RESTATED

SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT

FOR VERNON HIRATA

WHEREAS, Territorial Savings Bank (the “Bank”), and Vernon Hirata, Executive Vice President and General Counsel of the Bank (the “Executive”) entered into the Territorial Savings Bank Amended and Restated Supplemental Employee Retirement Agreement for Vernon Hirata (the “SERP”), effective as of October 29, 2008 and amended as of March 30, 2011; and

WHEREAS, the Bank and the Executive wish to amend the SERP to provide that income from (i) vesting of restricted stock awards; (ii) exercise of stock option awards; and (iii) dividends on unvested restricted stock under the Company’s 2010 Equity Incentive Plan (the “Stock Plan”) shall not be treated as “Final Average Compensation” for purposes of the SERP; and

NOW THEREFORE, the Agreement is hereby amended as follows, effective as of August 1, 2011.

1. Section 1.7 of the Agreement is hereby amended to read as follows:

“Final Average Compensation” means the average of the three calendar years of compensation of the Executive immediately preceding the Executive’s Termination of Employment. For this purpose, the term “Compensation” shall mean the Internal Revenue Service Form W-2 compensation that is subject to tax, excluding any amounts paid on or after Termination of Employment (e.g., severance pay, unused sick leave, unused vacation) and any bonus and excluding any income attributable to (i) vesting of restricted stock awards; (ii) exercise of stock options under the Territorial Bancorp Inc. 2010 Equity Incentive Plan; and (iii) dividends on unvested shares of restricted stock. The term “Compensation” shall include salary reduction amounts contributed by the Bank and not includible in the Executive’s income pursuant to Code Sections 125 and 401(k).

IN WITNESS WHEREOF, the Executive and the Bank have signed this Amendment on the dates set forth below.

TERRITORIAL SAVINGS BANK

August 16, 2011	By:	/s/ Kirk Caldwell
Date	Chairman, Compensation Committee of the Board

August 16, 2011	/s/ Vernon Hirata
Date	Vernon Hirata